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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


Date of report (Date of earliest event reported):    April 2, 2001
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                            Silverleaf Resorts, Inc.
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             (Exact Name of Registrant as Specified in Its Chapter)


                                     Texas
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                 (State or Other Jurisdiction of Incorporation)


         1-13003                                          75-2259890
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(Commission File Number)                      (IRS Employer Identification No.)


1221 River Bend Drive, Suite 120, Dallas, Texas             75247
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(Address of Principal Executive Offices)                  (Zip Code)


                                  214-631-1166
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              (Registrant's Telephone Number, Including Area Code)




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ITEM 5.       OTHER EVENTS


         (a) Summary of Certain Events Occurring since the Filing of the Company's Current Report on Form 8-K Dated February 27, 2001.

         On February 27, 2001, Silverleaf Resorts, Inc. ("Company" or "Silverleaf") filed a Current Report on Form 8-K addressing liquidity and going concern issues. Specifically, the Company disclosed that negotiations for expansion and extension of certain credit facilities with a principal lender as well as negotiations with other financing sources had proven unsuccessful and that the Company did not then have sufficient financing in place to sustain its operations at existing levels. Consequently, the Company announced that it was reducing its sales and marketing operations in an attempt to conserve cash and downsize its business to a sustainable level. The Company also disclosed that it would explore funding alternatives with its principal lenders and prospective investors to provide adequate capital resources for a reduced level of operations. The Company further disclosed in its February 27, 2001 Form 8-K that uncertainties associated with the Company's proposed downsizing and related curtailment of sales and marketing operations would delay completion of the audit of its financial statements for the year ended December 31, 2000. On March 1, 2001, the Company announced that it had engaged UBS Warburg LLC ("UBS Warburg") as its exclusive financial advisor to assist with the Company's downsizing and financial restructuring and to review other strategic alternatives.

         In connection with its planned downsizing, the Company has to date reduced the total number of its employees from approximately 2,653 to 2,118. The approximately 535 employees affected by this reduction in workforce were located at the Company's facilities in the states of Texas, Missouri, Georgia, Illinois and Massachusetts. Additionally, the Company has closed one of its five marketing call centers, slowed most new construction at its resorts, and reduced general and administrative expenses in all departments. Silverleaf also presently plans to close a second marketing call center during April or May 2001. The Company does not expect implementation of its downsizing plans to adversely impact the continued use of its resorts and related amenities by Silverleaf vacation interval owners.

         Since the downsizing was announced, the Company's three principal secured lenders have continued to advance funds on a week to week interim basis under the Company's existing loan agreements with these three lenders. A fourth secured lender whose credit facility was due to mature has not advanced additional funds but has agreed to extend the maturity date of its facility through February 2002. Silverleaf and its financial advisor, UBS Warburg are continuing to negotiate with the Company's existing secured lenders and the holders of Silverleaf's 10.5% Senior Subordinated Notes due 2008 ("Subordinated Notes"). Silverleaf has asked each of its three principal secured lenders for an expansion and extension of the Company's existing credit facilities and for a waiver or forbearance agreement involving defaults occurring under these existing credit facilities. Although no definitive agreements to modify Silverleaf's credit facilities have been reached with these three principal lenders, negotiations are proceeding and the lenders have continued to fund on a weekly basis. The Company's lenders have not yet agreed to enter into waivers or forbearance agreements regarding defaults. Additionally, the Company is exploring alternative sources of financing and considering other options and


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strategic alliances in consultation with representatives of its financial advisor. The Company's ability to secure either adequate additional financing or viable strategic alliances may be dependant in part upon the willingness of the holders of the Subordinated Notes to restructure the Company's indebtedness to them. There can be no assurances that the Company will be successful in its negotiations with its existing lenders or that it will be able to obtain financing from new sources or that viable strategic alliances will be available to the Company. If the Company is unsuccessful in obtaining additional sources of funding from either new or existing lenders or in identifying viable strategic alliances, the Company will not have sufficient working capital for its operations. In this event, the Company may need to seek protection from its creditors under applicable laws in order to continue its operations.

         The Company has received a notice of default dated March 23, 2001 from one of its principal secured lenders notifying the Company that the lender has declared various events of default as a result of the Company's noncompliance with certain covenants contained in loan agreements with that lender. The events of default are not defaults in payments due to the lender. The lender has not waived the noticed events of default, nor has it yet exercised any remedies available to the lender, which remedies include the acceleration of the maturity of the principal and interest outstanding under each agreement. Discussions with this principal lender are presently continuing. The events of default noticed by this lender could prompt other senior lenders to declare an event of default under agreements with the Company, which actions would have a material adverse effect on the Company. To date, the Company has not received a notice of default from any of its other lenders but the Company believes it is in breach of various covenants under its existing loan agreements with its other lenders.

         As a result of the above referenced notice of default from a principal lender, the Company has delivered a Payment Blockage Notice advising the Trustee of the Subordinated Notes that the Company is not permitted by the terms of the Indenture securing the Subordinated Notes to make an April 1, 2001 interest payment due on the Subordinated Notes. Under the terms of the Indenture, the Company will not be permitted to make any payments on the Subordinated Notes until such time as the events of default noticed by the secured lender are cured by Silverleaf or waived by the secured lender, or if the secured lender does not accelerate the maturity of the debt, for a period of 179 days from the date of the notice of default. The failure of the Company to make an interest payment on or before the expiration of an automatic 30 day cure period after April 1, 2001 will constitute an event of default under the Subordinated Notes.

         The Company is still in the process of assessing the impact of (i) the Company's ongoing downsizing of its operations, (ii) the Company's inability to date to obtain definitive agreements for adequate credit facilities to sustain its downsized operations, and (iii) certain other factors, on its annual financial statements and related disclosures for the year ended December 31, 2000. The outcome of this assessment could significantly impact the Company's results of operations for the year ended December 31, 2000. Accordingly, Company management has not finalized its accounting records and financial statements for the year ended December 31, 2000, and the completion of the audit of the Company's financial statements will be delayed. The Company anticipates that it will record a substantial non-cash charge related to various items on its year end balance sheet which will result in a loss for
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the fourth quarter and for the year ended December 31, 2000. Therefore, information previously disclosed with regard to Silverleaf's 2000 projected annual results and its projected 2001 outlook should not be relied upon.

         (b) Notification of Late Filing of Annual Report on Form 10-K; Postponement of Shareholder's Meeting.

         On April 2, 2001, the Company filed a Notification of Late Filing on Form 12b-25 concerning its Annual Report on Form 10-K for the period ended December 31, 2000. The Company's annual meeting of shareholders which was anticipated to be held in May 2001 will be delayed until the Company's financial results are finalized, the audit of its financial statements can be completed, its Annual Report on Form 10-K filed, and compliance can be achieved under applicable proxy solicitation rules and regulations.

         The preceding Current Report on Form 8-K contains forward looking statements, which include the Company's present plans and other forecasts and statements of future expectations. Although the Company believes these statements are based on reasonable assumptions, actual results may differ materially from those expressed in any of the Company's forward looking statements due to, among other things, factors related to the Company's current liquidity situation, actions that the Company's lenders may take as a result of the Company's violations of debt related covenants and conditions, the Company's ability to promptly obtain sufficient additional funding and credit facilities to continue as a going concern, the success of the Company's restructuring efforts and other factors identified in the Company's filings with the Securities and Exchange Commission, including those set forth in the Company's Annual Report on Form 10-K for the year ended December 31, 1999 and in the Company's Current Reports on Forms 8-K filed in 2001.




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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    Silverleaf Resorts, Inc.



                                    By: /s/ HARRY J. WHITE JR.
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                                    Name:  Harry J. White Jr.
                                    Title: Chief Financial Officer



Date: April 2, 2001